UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

Penn Millers Holding Corporation
 (Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, P.O. Box P Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 15, 2011, Penn Millers Holding Corporation (the Company) issued a press release to announce that the Company’s Board of Directors has established a Special Committee, consisting entirely of independent directors, to review strategic alternatives for the Company. Willis Capital Markets & Advisory has been retained as exclusive financial advisor to the Special Committee. The process is ongoing and is expected to conclude this year. No further announcements are expected to be made until the conclusion of the process, except as required by law.

A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.1. Also furnished as Exhibit 99.2 to this Form 8-K is a copy of the Agent/Broker letter the Company expects to mail to its Agents and Brokers in the near future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Penn Millers Holding Corporation, dated August 15, 2011
99.2	Agent/Broker Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION

Dated: August 15, 2011	By:	/s/ Michael O. Banks

Michael O. Banks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Penn Millers Holding Corporation, dated August 15, 2011
99.2	Agent/Broker Letter